As filed with the Securities and Exchange Commission on August 1, 1995. File No. 33-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ASTEC INDUSTRIES, INC.
(Exact Name of Issuer as Specified in its Charter)

Tennessee	                                             				62-0873631
(State or Other Jurisdiction of				                      (I.R.S.  Employer
Incorporation of  Organization)			                       Identification Number)

P.O. Box 72787, 4101 Jerome Avenue, Chattanooga, Tennessee 37407
(Address, including zip code, and telephone number of Principal Executive Offices)

ASTEC INDUSTRIES, INC. 401(k) RETIREMENT PLAN
(Full Title of the Plan)

J. Don Brock
Chairman of the Board and President
ASTEC INDUSTRIES, INC.
P.O. Box 72787, 4101 Jerome Avenue
Chattanooga, Tennessee 37407
(615) 867-4210
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE


Title of Securities to be Registered
Common Stock, $0.20 par value (3)

Amount to be Registered (1)

500,000 shares

Proposed Maximum Offering Price Per Unit (2)

$10.19

Proposed Maximum Aggregate Offering Price (2)

$5,095,000

Amount of Registration Fee

$1,756.90

(1)	This Registration Statement also covers any additional shares that may hereafter become issuable as a result of the adjustment and anti-dilution provisions of the Registrant's 401(k) Retirement Plan.

(2)	Determined in accordance with Rule 457(h), the registration fee calculation is based on the average of the high and low prices of the Registrant's Common
 Stock reported on the Nasdaq National Market System on July 28, 1995.

(3)	Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration
 Statement also covers an indeterminate amount of interests to be offered or
 sold	pursuant to the employee benefit plan described herein.

PART II.	INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

	The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

	(1)	The Registrant's Annual Report on Form 10-K for
the fiscal year ended December 31, 1994.

	(2)	The Plan's Annual Report on Form 11-K for the
fiscal year ended December 31, 1994.

	(3)	All other reports filed by the Registrant or the Plan
pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's 1994 Annual
Report on Form 10-K, including the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

	(4)	The description of Common Stock contained in the
Registrant's Registration Statements filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

	(4)	All other documents subsequently filed by the
Registrant and the Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.


ITEM 4.	DESCRIPTION OF SECURITIES.  Not Applicable.


ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

	The legality of the Common Stock registered hereby has been passed upon by Alston & Bird, Atlanta, Georgia.


ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

	As permitted under Tennessee law, the Registrant's
Charter provides that a director shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that such provision does not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or
(c) for unlawful corporate distributions.

	Under of its Bylaws, the Registrant may indemnify and advance expenses to its current and former directors and officers with respect to certain liabilities incurred as a result of any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, to which such person is a party because he is or was a director or officer of the corporation. The liabilities that may be indemnified against include the obligations to pay judgments, fines, penalties, amounts paid in settlement, and reasonable expenses, including attorneys' fees, incurred with respect to a proceeding. Any such indemnification is predicated upon the proposed indemnitee having met the standard of conduct specified in the Tennessee Business Corporation Act.
Determination concerning whether or not the applicable standard of conduct has been met can be made by (a) the Board of Directors by a majority vote of a quorum consisting of disinterested directors, (b) a majority vote of a committee of disinterested directors, (c) special legal counsel, or (d) an affirmative vote of a majority of shares held by the disinterested shareholders. No indemnification shall be made to or on behalf of a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or (ii) in connection with any other proceeding in which the director was adjudged liable on the basis that personal benefit was improperly received by him. The Registrant's Bylaws also permit the Registrant to indemnify or advance expenses to its employees and agents to the same extent as to a director or officer.


ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.  Not Applicable.




ITEM 8.	EXHIBITS

	The exhibits included as part of this Registration
Statement are as follows:


Exhibit Number                             Description


4.1 Restated Charter of the Registrant (incorporated by reference from Registrant's Registration Statement on Form S-1, effective June 18, 1986, File No. 33-5348)


4.2 Articles of Amendment to the Restated Charter of the Registrant, effective September 12, 1988 (incorporated by reference from Registrant's Annual Report on Form 10-K for the year ended December 31, 1988, File No. 0-14714)


4.3 Articles of Amendment to the Restated Charter of the Registrant, effective June 8, 1989 (incorporated by reference from Registrant's Annual Report on Form 10-K for the year ended December 31, 1989, File No. 0-14714)


4.4 Amended and Restated Bylaws of the Registrant, adopted
March 14, 1990 (incorporated by reference from Registrant's
Annual Report on Form 10-K for the year ended December
31, 1989, File No. 0-14714)


5 Opinion of Counsel


23.1 Consent of Counsel (included in Exhibit 5)


23.2 Consent of Ernst & Young LLP


24 Power of Attorney (contained in Part II at page II-6)



	The undersigned Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.




ITEM 9.	UNDERTAKINGS

	(a)	The undersigned Registrant hereby undertakes:

		(1)	To file, during any period in which offers or
sales are being made, a post-effective amendment to this Registration Statement:

		(i)	To include any prospectus
required by Section 10(a)(3) of the Securities Act of 1933;

		(ii)	To reflect in the prospectus
any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

		(iii)	To include any material
information with respect to the plan of distribution not previously disclosed in this Registration
Statement or any material change to such information in this Registration Statement;

	Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

		(2)	That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

		(3)	To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(b)	The undersigned Registrant hereby undertakes
that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(c)	Insofar as indemnification for liabilities arising
under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Charter or Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


(signatures on following page)


SIGNATURES


	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, Tennessee, on July 27, 1995.


	ASTEC INDUSTRIES, INC.
 (Registrant)



	By:   /s/ J. DON BROCK
 J. Don Brock
 Chairman of the Board and President


	KNOW BY ALL MEN BY THESE PRESENT that each person whose signature appears below constitutes and appoints J.
Don Brock or Albert E. Guth and either of them (with full power in each to act alone), as true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                   Capacity                              Date


/s/ J. DON BROCK		     Chairman of the Board	                     July 27, 1995
    J. Don Brock		     and President
                       (Principal Executive Officer)


/s/ ALBERT E. GUTH     Chief Financial Officer,                   July 27, 1995
    Albert E. Guth		   Senior Vice President,
                       Treasurer,	Secretary and Director
                     		(Principal Financial Officer)




/s/ F. McKAMY HALL	   	Controller 	                               July 27, 1995
    F. McKamy Hall     (Principal Accounting Officer)


/s/ GEORGE C. DILLON  		Director                                 	July 27, 1995
    George C. Dillon


/s/ DANIEL K. FRIERSON		Director                                 	July 27, 1995
    Daniel K. Frierson


/s/ JERRY  F. GILBERT 		Director                                 	July 27, 1995
    Jerry F. Gilbert


/s/ G. W. JONES	       	Director                                 	July 27, 1995
    G. W. Jones


/s/ JOSEPH MARTIN, JR. 	Director	                                 July 27, 1995
    Joseph Martin, Jr.


/s/ WILLIAM B. SANSOM 		Director                                 	July 27, 1995
    William B. Sansom


                      		Director
    E. D. Sloan, Jr.


/s/ W. NORMAN SMITH		   Director                                 	July 27, 1995
    W. Norman Smith


/s/ ROBERT G. STAFFORD		Director                                 	July 27, 1995
    Robert G. Stafford






The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on July 27, 1995.


ASTEC INDUSTRIES, INC.
401(k) RETIREMENT PLAN

By:  /s/ J. DON BROCK
J. Don Brock, Chairman
Astec Industries, Inc.
401(k) Retirement Plan Committee





EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM S-8


Exhibit Number                      Description


4.1 Restated Charter of the Registrant (incorporated by reference from Registrant's Registration Statement on Form S-1, effective June 18, 1986, File No. 33-5348)


4.2 Articles of Amendment to the Restated Charter of the Registrant, effective September 12, 1988 (incorporated by reference from Registrant's Annual Report on Form 10-K for the year ended December 31, 1988, File No. 0-14714)


4.3 Articles of Amendment to the Restated Charter of the Registrant, effective June 8, 1989 (incorporated by reference from Registrant's Annual Report on Form 10-K for the year ended December 31, 1989, File No. 0-14714)


4.4 Amended and Restated Bylaws of the Registrant, adopted
March 14, 1990 (incorporated by reference from Registrant's
Annual Report on Form 10-K for the year ended December
31, 1989, File No. 0-14714)


5 Opinion of Counsel of Astec Industries, Inc.


23.1 Consent of Counsel (included in Exhibit 5)


23.2 Consent of Ernst & Young LLP


24 Power of Attorney (contained in Part II at page II-6)

